SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                February 3, 1996

                                PROFFITT'S, INC.
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                 (State or other jurisdiction of incorporation)

         0-15907                                           62-0331040
(Commission File Number)                       (IRS Employer Identification No.)


                  P.O. Box 9388
                  Alcoa, TN                                      37701
(Address of principal executive offices)                      (Zip Code)

              Registrant's telephone number, including area code:
                                 (615) 983-7000



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Item 2.  Acquisition or Disposition of Assets.

         On February 3, 1996, Proffitt's, Inc., a Tennessee corporation ("Proffitt's"), completed a merger (the "Merger") with Younkers, Inc., a Delaware corporation ("Younkers"), in which a wholly owned subsidiary of Proffitt's was merged with and into Younkers, with Younkers surviving the Merger as a wholly owned subsidiary of Proffitt's. In connection with the Merger, each outstanding share of Younkers common stock, par value $0.01 per share, was converted into 0.98 shares of Proffitt's common stock ("Proffitt's Common Stock"), par value $0.10 per share, for an aggregate of approximately 8.8 million shares of Proffitt's Common Stock. The Merger is being accounted for as a pooling of interests business combination.

         On February 2, 1996, the stockholders of each of Proffitt's and Younkers approved the Merger. Proffitt's stockholders approved the Agreement and Plan of Merger providing for the Merger (the "Merger Agreement") by the following vote: For -- 7,708,535; Against -- 5,794; Abstain -- 4,575. Younkers stockholders adopted the Merger Agreement by the following vote: For -- 7,097,637; Against -- 25,627; Abstain -- 11,654.

Item 7.  Financial Statements and Exhibits.

         All financial statements and exhibits required pursuant to this Item 7 have been previously reported (as such term is defined in 17 C.F.R. s. 240.12b-2) in Proffitt's
         Registration Statement on Form S-4 (File No. 333-00029) filed in connection with the Merger.

                                       -2-

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PROFFITT'S, INC.



Date: February 16, 1996                     /s/ R. Brad Martin
      -----------------                     ------------------
                                                R. Brad Martin
                                                (Printed)

                                                Chairman of the Board
                                                  and Chief Executive
                                                  Officer
                                                (Title)